Exhibit 99.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the 10QSB of eMagin Corporation (the "Company") for the quarter period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary W. Jones, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U. S. C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned's knowledge:

         1) the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

         2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Date: May 20, 2003


                                          /s/ Gary W. Jones
                                              ---------------------------------
                                        Name: Gary W. Jones
                                       Title: Chief Executive Officer
                                              and Acting Chief Financial Officer